Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 1st quarter earnings

NEW ALBANY, Ind. (April 20, 2005) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the first quarter ended March 31, 2005. The following tables summarize the Company's first quarter results (in thousands):

                                        Quarter Ended,                Quarter Ended
                                           March 31,         Percent   December 31,  Percent
                                        2005       2004      Change        2004      Change
                                        ----       ----      ------        ----      ------
Net income ........................   $    782   $    607       28.8%    $    719        8.8%
Net income per share, basic .......   $   0.30   $   0.23       30.4     $   0.27       11.1
Net income per share, diluted .....   $   0.29   $   0.23       26.1     $   0.27        7.4


                                           March 31,        Percent   December 31,  Percent
                                        2005       2004      Change       2004      Change
                                        ----       ----      ------       ----      ------
Total assets ......................   $619,229   $539,976       14.7%   $590,066        4.9%
Loans, net ........................    476,959    395,867       20.5     450,676        5.8
Total deposits ....................    436,468    381,944       14.3     411,306        6.1
Non-interest bearing deposits .....     48,932     41,811       17.0      43,837       11.6

"We are very pleased to report a 29% increase in net income from the same quarter last year and a 9% increase from the fourth quarter of 2004," stated James D. Rickard, President and Chief Executive Officer. "The primary reasons for our improving profitability are an increasing net interest margin and significant growth in loans and deposits. A substantial amount of our loan portfolio reprices immediately in response to changes in the prime interest rate, which has resulted in asset yields that have risen faster than our funding costs. As a result, our net interest margin improved to 3.02% from 2.80% a year ago."

"We are also pleased with the deposit growth that we have generated over the last year. Non-interest bearing deposits have grown by 17% since March 31, 2004 and 12% since the end of the year. A satisfied customer is the best form of advertising, and we believe that our deposit growth is a tangible result of our improving customer service levels. Our main strategic goal over the last few years has been to provide consistently superior customer service, and we will continue to develop the training programs, incentive compensation plans, and cultural enhancements to achieve our objective."

"Our commercial and consumer loan growth has been very strong over the last few years. We have an experienced group of commercial relationship officers who know our markets and provide exceptional customer service. We also have strong leadership in our commercial banking business. Kevin Cecil heads up our Indiana market and Chris Bottorff oversees our Kentucky market. Both have extensive commercial banking experience in the metro Louisville market. Our consumer loan growth has been driven by an improving retail banking operation under the leadership of Bob McIlvoy. Among other things, we have been hiring banking center managers that understand that customer service is the key to building a great retail franchise. Our retail bankers are not the traditional order takers."

Asset Quality

                                                       March 31,   December 31,    March 31,
                                                         2005          2004          2004
                                                         ----          ----          ----
Non-performing loans to total loans                       0.40%         0.35%         0.72%
Non-performing assets to total loans                      0.46          0.37          0.87
Net loan charge-offs to average loans (1)                 0.16          0.15          0.00
Allowance for loan losses to total loans                  0.98          0.99          1.10
Allowance for loan losses to non-performing loans          243           285           152
Classified loans                                       $12,329       $12,480       $21,049
Impaired loans                                         $ 1,117       $ 1,140       $ 1,649

(1) Net loan charge-offs to average loans as of March 31, 2005 and March 31, 2004 are presented on an annualized basis.

The Company maintains an allowance for loan losses at a level that is sufficient to absorb credit losses inherent in its loan portfolio. Provisions for loan losses are charged against earnings to bring the total allowance for loan losses to a level considered adequate by management based on historical experience, the volume and type of lending conducted by the bank, the status of past due principal and interest payments, general economic conditions, and inherent credit risk related to the collectibility of the Company's loan portfolio. Provision for loan losses was $50,000 more than the same quarter last year, primarily as a result of strong loan growth in the first quarter of 2005 as the Company's credit quality ratios and amounts generally showed improvement from March 31, 2004.

Non-Interest Income

                                                            Quarter Ended
                                                              March 31,          Percent
(Dollars in thousands)                                     2005       2004        Change
                                                           ----      -----        -----
Service charges on deposit accounts .................      $566      $ 416          36.1%
Commission income ...................................        19         23         (17.4)
Gain on sale of mortgage loans ......................        76        120         (36.7)
Loan servicing income, net of amortization ..........        10         (8)        225.0
Increase in cash surrender value of life insurance ..       120        128          (6.3)
Other ...............................................        62         53          17.0
                                                           ----      -----
   Subtotal .........................................       853        732          16.5
Gain on sale of available for sale securities .......        23         88         (73.9)
                                                           ----      -----
   Total ............................................      $876      $ 820           6.8%
                                                           ====      =====

Although gain on sale of mortgage loans declined by 36.7% because of a slowing mortgage market, deposit service charges increased 36.1% primarily because of the growth in the number of non-interest checking accounts over the last year.

Non-Interest Expense

                                                             Quarter Ended
                                                                March 31,         Percent
(Dollars in thousands)                                      2005        2004       Change
                                                            ----        ----       ------
Salaries and employee benefits ......................      $2,085      $1,816        14.8%
Occupancy ...........................................         307         273        12.5
Equipment ...........................................         283         277         2.2
Data processing .....................................         411         232        77.2
Marketing and advertising ...........................          84          79         6.3
Other ...............................................         545         498         9.4
                                                           ------      ------
   Total ............................................      $3,715      $3,175        17.0%
                                                           ======      ======

Salaries and employee benefits increased because of a new branch in Floyd County, Indiana in the second quarter of 2004, the addition of loan operations personnel to support the Company's loan growth over the last year, and an increase in mortgage sales and operations personnel as the Company is currently reconfiguring its mortgage loan operations to improve its competitive position within the metropolitan Louisville market.

Data processing expense increased primarily because of incremental core data processing services.

Community Bank Shares of Indiana, Inc. is the parent company of Community Bank of Southern Indiana in New Albany, Indiana, a full-service banking subsidiary. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2004 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                                March 31,       December 31,
                                                                   2005             2004
                                                               -----------      ------------
                                                                     (In thousands)
ASSETS
Cash and due from banks                                        $    12,014      $    10,473
Interest bearing deposits in other financial institutions            3,172            1,859
Securities available for sale, at fair value                        88,942           90,152
Loans held for sale                                                  1,258            1,348
Loans, net                                                         476,959          450,676
Premises and equipment, net                                         11,427           11,548
Other assets                                                        25,457           24,010
                                                               ----------------------------
     Total Assets                                              $   619,229      $   590,066
                                                               ============================
LIABILITIES
Deposits
     Non-interest bearing                                      $    48,932      $    43,837
     Interest bearing                                              387,536          367,469
                                                               ----------------------------
         Total deposits                                            436,468          411,306
Short-term borrowings                                               41,516           43,629
Federal Home Loan Bank advances                                     88,000           82,000
Subordinated debentures                                              7,000            7,000
Other liabilities                                                    4,590            3,350
                                                               ----------------------------
     Total Liabilities                                             577,574          547,285
                                                               ----------------------------
STOCKHOLDERS' EQUITY
Stockholders' equity                                                41,655           42,781
                                                               ----------------------------
     Total Liabilities and Stockholders' Equity                $   619,229      $   590,066
                                                               ============================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                             Three Months Ended
                                                  March 31,
                                       ------------------------------
                                         2005                  2004
                                       --------              --------
                                     (In thousands, except share data)
Interest income                        $  7,939              $  6,522
Interest expense                          3,670                 3,060
                                       ------------------------------
Net interest income                       4,269                 3,462
Provision for loan losses                   410                   360

                                             Three Months Ended
                                                  March 31,
                                       ------------------------------
                                         2005                  2004
                                       --------              --------
                                     (In thousands, except share data)
Non-interest income                         876                   820
Non-interest expense                      3,715                 3,175
                                       ------------------------------
Income before income taxes                1,020                   747
Income tax expense                          238                   140
                                       ------------------------------
Net income                             $    782              $    607
                                       ==============================
Basic earnings per share               $   0.30              $   0.23
Diluted earnings per share             $   0.29              $   0.23
                                       ==============================